UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015 (June 9, 2015)

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

In a Form 8-K filed on March 20, 2015, Hercules Technology Growth Capital, Inc. (the “Company”) announced that its Chief Financial Officer, Jessica Baron, had decided to resign from her position within the next few months or until the Company identified her successor. Effective June 9, 2015 (the “Effective Date”), Ms. Baron will resign as Chief Financial Officer of the Company.

(c) Appointment of Certain Officers.

Effective June 9, 2015, the Company’s Board of Directors appointed Andrew Olson, the Company’s Corporate Controller, as Interim Chief Financial Officer and Principal Accounting Officer of the Company until approximately August 1, 2015 when the Company’s newly appointed successor Chief Financial Officer will assume such role. In conjunction with being named Interim Chief Financial Officer and Principal Accounting Officer, Mr. Olson was also promoted to Vice President of Finance and Senior Controller of the Company. Set forth below is a description of the prior business experience of Mr. Olson.

Mr. Olson has served as the Company’s Corporate Controller since October 2014. As Corporate Controller, Mr. Olson has been responsible for financial and regulatory reporting and financial process and systems design and implementation. Prior to joining the Company, Mr. Olson served as a Senior Manager at PricewaterhouseCoopers LLP (“PwC”) in its Finance Services Assurance practice from September 2006 to October 2014. While at PwC, Mr. Olson developed extensive experience providing audit and consulting services to both regional and international financial institutions of various sizes and asset classes. Mr. Olson earned a Bachelor of Arts degree in Business Economics from the University of California. He is a Certified Public Accountant in the state of California.

Effective August 1, 2015, the Company’s Board of Directors appointed Mark Harris as the Company’s Chief Financial Officer. Set forth below is a description of the prior business experience of Mr. Harris.

Mr. Harris previously worked at Avenue Capital Group in New York for over 8 years, where he served as their Chief Financial Officer for their Asia Strategy and was their Senior Managing Director/Head of Asia, in which he lead the entire Asia strategy. Prior to working at Avenue Capital Group, Mr. Harris worked at Hutchison Telecommunications, a NYSE and Stock Exchange of Hong Kong listed company, as the Corporate Financial Controller from April 2004 to October 2006. He worked at Vsource, a NASDAQ listed Company, as the Vice President of Finance from February 2001 to March 2004, and prior to that he was with PricewaterhouseCoopers from June 1995 to February 2001, where he was a Manager in their Global Capital Markets Group. Mr. Harris has over 20 years of experience working with and within public companies, as well as the mezzanine and direct lending space within Avenue Capital Group.

Mr. Harris holds an M.B.A. from the University of Chicago, Booth School of Business and a Bachelor of Science degree from California Polytechnic State University, San Luis Obispo in Business Administration, with an emphasis in Accounting. He is also an active Certified Public Accountant.

There are no arrangements or understandings between Mr. Harris and any other persons pursuant to which Mr. Harris was appointed as the Chief Financial Officer of the Company.

Item 8.01 Other Events.

The Company issued press releases on June 10, 2015, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 10, 2015

99.2	Press Release dated June 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

June 10, 2015
	By:	/s/ Andrew Olson
Andrew Olson
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated June 10, 2015

99.2	Press Release dated June 10, 2015